Exhibit 19(b)

CERTIFICATION PURSUANT TO RULE 30A-2(B) UNDER THE 1940 ACT AND SECTION 906 OF THE SARBANES-OXLEY ACT

Doug Byrkit, Chief Executive Officer, and Thomas Perugini, Chief Financial Officer of The China Fund, Inc. (the “Fund”), each certify that:

1.	This Form N-CSR filing for the Fund (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Fund.

By:	/s/ Doug Byrkit
Doug Byrkit
Chief Executive Officer of The China Fund, Inc.

Date: December 27, 2024

By:	/s/ Thomas Perugini
Thomas Perugini
Chief Financial Officer of The China Fund, Inc.

Date: December 27, 2024